JPMorgan Chase Tower

PROMISSORY NOTE

DEFINED TERMS

Execution Date: December 20, 2007	City and State of Signing: Houston, Texas
Loan Amount: One Hundred Sixty Million and no/00 Dollars ($160,000,000.00) to be disbursed to Borrower on the Advance Date.	Interest Rate: 5.70% per annum
Borrower: Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership
Borrower’s Address:Hines REIT 2200 Ross Avenue LP
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Attention:  Charles N. Hazen

With a Copy to:Hines Interests Limited Partnership
13155 Noel Road
Suite 1850
Dallas, Texas 75240-6849
Attention:  Clayton C. Elliot

With a Copy to:Hines REIT 2200 Ross Avenue LP
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Attention:  Jason P. Maxwell

Lender or Holder: Metropolitan Life Insurance Company, a New York corporation
Lender’s Address:Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey  07962
Attention:  Senior Vice-President, Real Estate Investments

With a Copy to:                                                     Metropolitan Life Insurance Company
Two Lincoln Centre, Suite 1310
5420 LBJ Freeway
Dallas, Texas  75240
Attention:  Vice President or Associate General Counsel

Maturity Date: January 1, 2013	Advance Date: The date funds are disbursed to Borrower.
Interest Only Period: The period from the Advance Date and ending on the Maturity Date.

Monthly Installment: Equal monthly installments of interest only at the Interest Rate each in the amount of $760,000.00.

Permitted Prepayment Period: The Loan may not be prepaid in whole or in part prior to the Maturity Date except as follows: During the 90 day period prior to the Maturity Date, Borrower may prepay the Loan, in whole or in part, without a Prepayment Fee on not less than 30 days prior written notice (“Prepayment Notice”). In addition, commencing on the first day of January, 2010, Borrower may prepay the Loan, in whole or in part, with a Prepayment Fee on the amount of the Loan being prepaid on not less than 10 days’ prior written notice.

Late Charge:  An amount equal to four cents ($.04) for each dollar that is overdue.
Default Rate:  An annual rate equal to the lesser of (a) the Interest Rate plus four percent (4%), or (b) the maximum rate of interest allowed by law.

Note:  This Promissory Note.  Deed of Trust:  Deed of Trust, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Lender.  Loan Documents:  This Note, the Deed of Trust and any other documents executed by Borrower and related to this Note, and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents.  Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender.  The Indemnity Agreement is not a Loan Document and shall survive repayment of the Loan or other termination of the Loan Documents.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at Lender’s Address or such other place as Lender may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

1.  Payment of Principal and Interest.  Principal and interest under this Note shall be payable as follows:

(a)  Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate;

(b)  Borrower shall pay accrued interest on the Loan from the Advance Date through December 31, 2007, on January 1, 2008 and thereafter shall pay the Monthly Installment on the first day of each month until the Maturity Date; and

(c)  On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other outstanding sums evidenced by this Note or secured by the Deed of Trust and/or any other Loan Documents as well as any future advances under the Deed of Trust that may be made to or on behalf of Borrower by Lender following the Advance Date and which remain unpaid as of the Maturity Date (collectively, the “Secured Indebtedness”), shall become immediately payable in full.

Borrower acknowledges and agrees that, except for a prepayment permitted under the Loan Documents,  the entire original Loan Amount shall be outstanding and due on the Maturity Date.

Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

2.  Application of Payments.  At the election of Lender, and to the extent permitted by law, all payments shall be applied in the order selected by Lender to any expenses, prepayment fees, late charges, escrow deposits and other sums then due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable.  The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

3.  Security.  The covenants of the Deed of Trust are incorporated by reference into this Note.  This Note shall evidence, and the Deed of Trust shall secure, the Secured Indebtedness and this Note is secured by the Deed of Trust and those certain other Mortgage, Security Agreement and Fixture Filings and Deed of Trust, Security Agreement and Fixture Filings listed on Schedule A attached hereto and made a part hereof and all other mortgages, deeds of trust and similar instruments, if any, which secure a “Loan” under the Loan Facility Agreement (defined in the Mortgage) (such Mortgage, Security Agreement and Fixture Filings and Deed of Trust, Security Agreement and Fixture Filings,  as amended, modified, supplemented, consolidated, extended or restated from time to time, are herein sometimes collectively referred to as the “Other Mortgages”).  The Deed of Trust and the Other Mortgages also secure those certain promissory notes listed on Schedule B attached hereto and made a part hereof and all other promissory notes issued for any future “Loan” under the Loan Facility Agreement (such promissory notes are referred to collectively as, the “Other Notes”).

4.  Late Charge.  If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within seven (7) days after the due date, Lender shall have the option to charge Borrower the Late Charge; provided that the Late Charge shall be applicable with respect to any payment other than payments made on the Maturity Date.  The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Lender may have.  Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

5.  Acceleration Upon Default.  At the option of Lender, if Borrower fails to pay any sum specified in this Note within seven (7) days after Lender shall have given written notice of such failure to Borrower (provided, however, such written notice shall not be required more than once in any period of twelve (12) consecutive months, and after such written notice shall have been given once during any such 12 month period, the provisions of this Section 5 shall be applicable to any such failure to pay such sums which continues for more than seven (7) days after the due date thereof and further provided such notice shall not be required for any payment which is not made on the Maturity Date), or if an Event of Default occurs, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable Prepayment Fees (collectively, the “Accelerated Loan Amount”) shall become immediately due and payable.

6.  Interest Upon Default.  The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted under the laws of Texas.  The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.  The Secured Indebtedness evidenced by this Note, all accrued and unpaid interest thereon and all other sums evidenced and/or secured by the Loan Documents shall also bear interest at the Default Rate following any judgment on this Note in favor of Lender.

7.  Limitations on Interest.

(a)  Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the Related Indebtedness (as herein defined) (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness without payment of the Prepayment Fee (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender without payment of the Prepayment Fee.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender without payment of the Prepayment Fee.  All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)  Definitions. As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and the other Loan Documents.  As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.  As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under this Note.

(c)  Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

8.  Prepayment.  Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Loan Documents.  If Borrower provides a Prepayment Notice, the Accelerated Loan Amount (or such lesser portion of the Loan Amount specified by Borrower in the Prepayment Notice) shall become due and payable on the date specified in the Prepayment Notice; provided, however, that Borrower shall have the right, no more than twice per calendar year, to revoke any such notice, in which event the Accelerated Loan Amount (or such lesser amount) shall not be due.

9.  Prepayment Fee.  Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made (i) following  an Event of Default and an acceleration of the Maturity Date, (ii) subject to Section 9(d) below, following the application of money to the principal of the Loan after a casualty or, to the extent not prohibited by law, a condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness in connection with a judicial or non-judicial foreclosure or sale of the Property, then to compensate Lender for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).

(a)  The “Prepayment Fee” shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between (x) and (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted monthly at the rate which, when compounded monthly, is equivalent to the Treasury Rate plus 25 basis points compounded semi-annually, and (y) is the amount of the principal then outstanding (to be adjusted in the event of a partial prepayment), or (B) one-half of one percent (0.5%) of the amount of the principal being prepaid.

(b)  The “Treasury Rate” shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading “U.S. Government Securities - Treasury Constant Maturities” for the date which is 5 Business Days prior to the date on which prepayment is being made.  If this rate is not available on such date, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Lender shall select a comparable rate. Lender will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.  A Business Day is a day on which Lender is conducting normal business operations.

(c)  The “Prepayment Ratio” shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.

(d)  In the event of a casualty or condemnation, Borrower shall file a claim to recover from the insurer or condemning authority any Prepayment Fee which would be payable in connection with a prepayment of the Loan.  If Borrower does not recover under its claim all or any portion of such Prepayment Fee (and such recovery shall not be deemed to have occurred unless such amounts recovered are determinable in some objective way as compensation for such Prepayment Fee), then the Prepayment Fee shall be reduced by the amount of such shortfall (and if there is no such recovery, no Prepayment Fee shall be due).  Notwithstanding the foregoing, so long as Borrower makes a good faith effort to recover any Prepayment Fee which would be due as a result of a casualty or condemnation, from the insurer in the case of a casualty or from the condemning authority, then the Prepayment Fee due as a result of the casualty or condemnation shall be waived except to the extent recovered by the Borrower.

10.  Waiver of Right to Prepay Note Without Prepayment Fee.  Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law and not otherwise provided to the contrary in the Loan Documents, include the Prepayment Fee calculated as of the date such prepayment is tendered.  Borrower agrees that the Prepayment Fee represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender as a result of a prohibited prepayment of this Note and it shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents.

BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER TEXAS LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY LENDER ON ACCOUNT OF ANY EVENT OF DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY EXECUTING THIS NOTE, BORROWER AGREES THAT LENDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

11.  Liability of Borrower.  Notwithstanding anything to the contrary contained herein or in the Deed of Trust or other Loan Documents, upon the occurrence of an Event of Default, except as provided in this Section 11, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower or any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower.  However, nothing contained in this section shall limit the rights of Lender to proceed against Borrower (but not its direct or indirect partners, members, shareholders or other holders of any beneficial interests in Borrower) (i) to enforce any Leases entered into by Borrower or its affiliates as tenant, or guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, intentional material misrepresentation or breach of warranty or intentional physical waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower and not applied to rent or returned to the tenants pursuant to the terms of the tenant leases that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Lender; (v) to recover Rents and Profits (as defined in the Deed of Trust) received by Borrower during the period beginning six (6) months prior to the date a notice of acceleration of maturity of this Note is delivered to Borrower through the date Lender acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents for leasing, repair, management, operating and maintenance expenses of the Property, insurance premiums, imposition deposits, deposits into a reserve for replacements or taxes upon the Property or any other sum required to be paid under the Loan Documents, but only to the extent Rents and Profits were available but not so applied; (vi) to recover damages, costs and expenses arising from, or in connection with Article VI of the Deed of Trust pertaining to hazardous materials or any warranty in the Indemnity Agreement; and to recover damages arising from Borrower’s failure to comply with Section 8.01 of the Deed of Trust pertaining to ERISA.  If Lender exercises the rights and remedies of an unsecured creditor in accordance with the preceding sentence, Borrower promises to pay to Lender, on demand by Lender following such exercise, all amounts owed to Lender under any Loan Document, and Borrower agrees that it (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) will be personally liable for the payment of all such sums.

Notwithstanding the foregoing, the limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse to Borrower (but not to any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) in the event that (i) a Transfer occurs without the consent of Lender (other than a transfer which is permitted without Lender’s consent pursuant to the terms of Section 10.01 of the Deed of Trust or Section 3.3 or Section 3.4 of the Loan Facility Agreement), (ii) a Subordinate Financing occurs in violation of Section 10.02 of the Deed of Trust without the consent of Lender (other than Credit Facility Pledge which is permitted without Lender’s consent pursuant to the terms of Section 10.2 of the Deed of Trust, (iii) Borrower commences a voluntary proceeding under applicable federal bankruptcy law, or (iv) a collusive involuntary proceeding under applicable federal bankruptcy law is commenced against Borrower and is not dismissed within 120 days.  In addition, this agreement shall not waive any rights which Lender would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

12.  Waiver by Borrower.  Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment (except any notice of nonpayment specifically required under the terms of this Note or the other Loan Documents), protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

13.  Exercise of Rights.  No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy.  Lender shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Lender may deem appropriate, without waiving any other rights or remedies.  The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

14.  Fees and Expenses.  If Borrower defaults under this Note, Borrower (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) shall be personally liable for and shall pay to Lender, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney’s fee.  This obligation is not limited by Section 11.

15.  No Amendments.  This Note may not be modified or amended except in a writing executed by Borrower and Lender.  No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Lender, and there is no unwritten agreement with respect to the subject matter of the Loan.

16.  Governing Law.  This Note is to be construed and enforced in accordance with the laws of the State of Texas.

17.  Construction.  The words “Borrower” and “Lender” shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate.  The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower.  If more than one party is Borrower, the obligations of each party shall be joint and several.  The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

18.  Notices.  All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.

19.  Time of the Essence.  Time shall be of the essence with respect to all of Borrower’s obligations under this Note.

20.  Severability.  If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Lender may, at its option, declare the Secured Indebtedness (together with the Prepayment Fee) immediately due and payable.

21.  Cross Default.  The Loan may be accelerated in accordance with the provisions of  any of the Loan Documents and an Event of Default shall occur under this Note upon the occurrence of an Event of Default under any other “Loan” (as defined in the Loan Facility Agreement) or the Loan Facility Agreement.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the Execution Date.

BORROWER:

HINES REIT 2200 ROSS AVENUE LP,

a Delaware limited partnership

By:	Hines REIT 2200 Ross Avenue GP LLC, a Delaware

limited liability company, its general partner

By:
Name:
Title:

SCHEDULE A

OTHER MORTGAGES

Mortgage, Security Agreement and Fixture Filing dated December 20, 2007 by Hines REIT Minneapolis Industrial LLC, a Delaware limited liability company, to Beneficiary.

SCHEDULE B

OTHER NOTES

Promissory Note dated December 20, 2007 executed by Hines REIT Minneapolis Industrial LLC, a Delaware limited liability company, in favor of Beneficiary.